Exhibit 10


CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 14, 2005, relating to the financial statements and financial highlights, which appears in the November 30, 2004 Annual Report to Shareholders of the Sentinel Group Funds, Inc. and Sentinel Pennsylvania Tax-Free Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "General Information" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
March 8, 2005